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                                                                      Exhibit 9

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                                               February 26, 1996

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653

Gentlemen:

In my capacity as Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of the Post-Effective Amendments to the Registration Statements for Separate Account VA-K on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-K is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-K are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual qualified and non-qualified variable annuity contracts, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendments to the Registration Statements on Form N-4 under the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ Sheila B. St. Hilaire
                                                      Sheila B. St. Hilaire
                                                      Counsel

EXEC.OPN


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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Worcester, and Commonwealth of Massachusetts on the 27th day of February, 1996.

                                     Allmerica Financial Life Insurance and
                                     Annuity Company
                                     Separate Account VA-K
                                     (Registrant)

                                 By: /s/ Joseph W. MacDougall, Jr.
                                     ----------------------------
                                     Joseph W. MacDougall, Jr.
                                     Vice President, Associate General Counsel
                                     and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                        Date
---------                         -----                        ----

/s/ Richard M. Reilly             Director, President and
---------------------             Chief Executive Officer      February 27, 1996
Richard M. Reilly

/s/ John F. O'Brien               Director and Chairman of
-------------------               the Board                    February 27, 1996
John F. O'Brien

/s/ Eric A. Simonsen              Director, Vice President
--------------------              and Chief Financial Officer  February 27, 1996
Eric A. Simonsen

/s/ Mark R. Cohen                 Vice President and
----------------                  Controller                   February 27, 1996
Mark R. Cohen

/s/ Richard J. Baker              Director and Vice President  February 27, 1996
--------------------
Richard J. Baker

/s/ John F. Kelly                 Director                     February 27, 1996
-----------------
John F. Kelly